EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in these Registration Statements of Alkermes, Inc. on Form S-3 and Form S-4 of our report dated May 15, 2002, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 2002 and to the references to us under the headings "Selected Historical Consolidated Financial Data of Alkermes" and "Experts" in the Prospectus, which is part of these Registration Statements.



/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 6, 2002